Exhibit 5.1

6 July 2026

Marex Group Limited

c/o Compass Administration Services, Ltd.,

Crawford House

50 Cedar Avenue, Hamilton, HM11

Bermuda

Our ref: 8201-005

Marex Group Limited – Post-Effective Amendment to the Registration Statement on Form F-3

Dear Sirs/Madams,

We have acted as special legal counsel in Bermuda to Marex Group Limited, a Bermuda exempted company (the “Company”), in connection with its preparation and filing of the post-effective amendment (the “Post-Effective Amendment”) to the registration statement on Form F-3 (the “Registration Statement” and, as amended by the Post-Effective Amendment, the “Amended Registration Statement”) originally filed by Marex UK Holdings Limited, formerly known as Marex Group plc, a company incorporated in England and Wales (the “Original Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale, from time to time, by the Original Registrant of an indeterminate amount of (i) benchmark senior notes (the “Benchmark Senior Notes”), (ii) subordinated debt securities (the “Subordinated Debt Securities”, and together with the Benchmark Senior Notes, the “Debt Securities”) and (iii) contingent capital securities (the “Contingent Capital Securities”, and together with the Debt Securities, the “Securities”).

Background

By virtue of a Scheme of Arrangement effected under the United Kingdom Companies Act 2006 approved by the High Court of Justice, Business and Property Courts of England and Wales on 26 June 2026 and effective on 1 July 2026 (the “Scheme”) and the related corporate reorganization of the Original Registrant and its subsidiaries which was completed on 6 July 2026 (collectively, the “Reorganization”):

(a)	the Original Registrant became a direct, wholly-owned subsidiary of the Company,

(b)	the Company became the ultimate parent holding company of the Original Registrant and its subsidiaries, and

(c)	the Company became the successor of the Original Registrant for the purposes of Rule 414 under the Securities Act.

The Benchmark Senior Notes are to be issued under a senior indenture dated as of 15 October 2024 (the “Base Benchmark Indenture”) between the Company (as successor to the Original Registrant) and Citibank, N.A., as trustee (the “Benchmark Indenture Trustee”), as amended and supplemented by a fifth supplemental indenture (the “Supplemental Benchmark Indenture”) dated as of 6 July 2026, by and among the Original Registrant, the Company and the Benchmark Indenture Trustee (the Base

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Benchmark Indenture, as amended and supplemented by the Supplemental Benchmark Indenture, being referred to herein as the “Benchmark Indenture”).

The Subordinated Debt Securities are to be issued under a subordinated indenture dated as of 1 May, 2025 (the “Base Subordinated Indenture”) between the Company (as successor to the Original Registrant) and Citibank N.A., as trustee (the “Subordinated Indenture Trustee”), as amended and supplemented by a first supplemental indenture (the “Supplemental Subordinated Indenture”) dated as of 6 July 2026, by and among the Original Registrant, the Company and the Subordinated Indenture Trustee (the Base Subordinated Indenture, as amended and supplemented by the Supplemental Subordinated Indenture, being referred to herein as the “Subordinated Indenture”).

The Contingent Capital Securities are to be issued under an indenture, dated as of 1 May 2025 (the “Base Contingent Capital Securities Indenture” and, together with the Base Benchmark Indenture and the Base Subordinated Indenture, the “Base Indentures”), between the Company (as successor to the Original Registrant and Citibank, N.A., as trustee (the “Contingent Capital Securities Indenture Trustee” and, together with the Benchmark Indenture Trustee and the Subordinated Indenture Trustee, the “Trustees”), as amended and supplemented by a first supplemental indenture (the “Supplemental Contingent Indenture”, and together with the Supplemental Benchmark Indenture and the Supplemental Contingent Indenture, the “Supplemental Indentures”) by and among the Original Registrant, the Company , and the Contingent Capital Securities Trustee (the Base Contingent Capital Indenture, as amended and supplemented by the Supplemental Contingent Indenture, being referred to herein as the “Contingent Capital Securities Indenture”, and together with the Benchmark Indenture and the Subordinated Indenture, the “Indentures”).

Pursuant to the terms of the Supplemental Indentures, the Company has assumed the rights and obligations of the Original Registrant under the Indentures and the outstanding Securities referred to in Schedule A to each relevant Supplemental Indenture.

Documents Reviewed

1.	For the purpose of giving this opinion, we have reviewed the following documents (collectively, the “Documents”):

1.1	a copy of the Registration Statement;

1.2	a copy of the Post-Effective Amendment;

1.3	a copy of the Amended Registration Statement and the prospectus contained therein;

1.4	an executed copy of each of the Base Indentures;

1.5	an executed copy of each of the Supplemental Indentures;

1.6	the forms of the global notes representing each of the Securities;

1.7	the form of the master global notes representing each of the Securities;

1.8

copies of the certificate of incorporation, memorandum of association and the bye-laws of the Company (together the “Constitutional Documents”), each certified by a director of the Company under the Director’s Certificate (as defined below);

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1.9

a copy of the unanimous written resolutions (the “Resolutions”) of the board of directors of the Company (the “Board”) dated 26 June 2026, as certified by a director of the Company under the Director’s Certificate;

1.10	a copy of the register of directors and officers of the Company, as certified by a director of the Company under the Director’s Certificate;

1.11

a copy of a certificate of compliance from the Registrar of Companies in Bermuda in respect of the Company dated 3 July 2026, as certified by a director of the Company under the Director’s Certificate;

1.12	a certificate in respect of the Company signed by a director of the Company and dated the date hereof (the “Director’s Certificate”); and

1.13	such other documents in relation thereto as we have deemed necessary in order to render the opinions given below.

Assumptions

2.	We have assumed for the purposes of this opinion:

2.1	the capacity, power and authority of each party (other than the Company) to make, execute and issue each document to which it is a party and perform its obligations under these documents;

2.2	the genuineness and authenticity of all signatures and seals on all documents which we have examined;

2.3

to the extent that any of the documents which we have examined have been electronically signed by a party thereto the correct method was carried out in respect of such electronic signature in accordance with the Electronic Transactions Act 1999, as amended (the “ETA”);

2.4

the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents produced to us as copies of such documents and the conformity to authentic original documents of all documents and other documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies; wherever we have reviewed draft documents we have assumed that the documents were executed in all material respects in the form of such drafts;

2.5	that, unless expressly stated otherwise, each of the documents we have examined remains in full force and effect and has not been rescinded, replaced or amended;

2.6	that each of the documents and other documentation which was received by us by electronic means is complete, intact and in conformity with the transmission as sent;

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2.7

the accuracy and completeness of all factual representations contained in the Supplemental Indentures (except insofar as they are statements of Bermuda law and except in so far as they are opinion statements, for example a representation that a party has power and authority to sign) and other documents reviewed by us;

2.8	the correct procedure was carried out in respect of the Resolutions and that all relevant interests of directors and officers were declared (to the extent applicable);

2.9

that the resolutions contained in the Resolutions accurately record the resolutions passed by the board of directors of the Company, remain in full force and have not been rescinded or amended and there is no matter affecting the authority of any director (in respect of the Company) not disclosed by the memorandum of association, the bye-laws or the Resolutions (in the case of the Company);

2.10	that there is no provision of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed in this opinion;

2.11	the validity, binding effect and enforceability under the laws of the State of New York, United States of America (“New York”), of each of the Supplemental Indentures in accordance with its terms;

2.12	that each of the Supplemental Indentures is in the proper legal form to be admissible in evidence and enforced in the courts of New York;

2.13	Each of the Supplemental Indentures remains up-to-date and there are no dealings between the parties that affect the Supplemental Indentures;

2.14	that on the date of entering into the Supplemental Indentures, the Company was, and after entering into the Supplemental Indentures will be, able to pay its liabilities as they become due;

2.15

insofar as any obligation under the Indenture is to be performed in any jurisdiction other than Bermuda, its performance will not be illegal, contrary to public policy or official directive, unenforceable or otherwise ineffective under the laws of that jurisdiction;

2.16

that the Company has entered into its obligations under the First Supplemental Indenture in good faith and for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Supplemental Indentures would benefit the Company; and

2.17

that each transaction to be entered into by the Company pursuant to the Indentures is entered into in good faith and for full value and will not have the effect of preferring one creditor over another.

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Opinions

3.	On the basis of and subject to the foregoing, and further subject to the reservations set out below and any matters not disclosed to us, we are of the opinion that:

3.1

The Company is an exempted company duly incorporated with limited liability and is validly existing and in good standing under the laws of Bermuda (meaning solely that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

3.2

The Company has the necessary power and authority to enter into the Supplemental Indentures and to issue Securities under the Indentures. The execution and delivery of the Supplemental Indentures by the Company and the issue by the Company of Securities thereunder will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda.

3.3	The Company has taken all corporate action required to authorise its execution, delivery and performance of the Supplemental Indenture and the issue of Securities under the Indentures.

Reservations

4.	This opinion is subject to the following qualifications and reservations:

4.1

The obligations of the Company under the Indentures (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors including (without limiting the foregoing) the provisions of Part IVA of the Conveyancing Act 1983, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available where damages are considered to be an adequate remedy, (d) may not be given effect to by a Bermuda court, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages and (e) may not be given effect to the extent they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

4.2

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda, nor as to any regulation, legal requirement, document or provision thereof governed by any law other than that of Bermuda.

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4.3	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

4.4	This opinion is issued solely for the purposes of the filing of the Post-Effective Amendment with the Commission and shall not be relied upon in respect of any other matter.

4.5

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

5.

We hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the references to our firm in the Post-Effective Amendment. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ ASW Law Limited

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